Exhibit 1

		 EXHIBIT - CERTIFICATE OF FILING

      A conformed copy of Entergy Corporation's Form U-9C-3 for the quarter ended September 30, 2000, was filed with the following:

Mary W. Cochran, Esq.                 Norma K. Scogin, Esq.
Arkansas Public Service Commission    Texas Attorney General's Office
1000 Center Street                    300 West 15th Street/10th Floor
Little Rock, AR  72201                Austin, TX  78701

Lawrence C. St. Blanc, Secretary      Sherry A. Quirk, Esq.
Louisiana Public Service Commission   Verner, Liipfert, Bernhard,
Post Office Box 91154                 McPherson and Hand
Baton Rouge, LA  70821-9154           901 15th Street, NW/Suite 700
				      Washington, DC  20005-2301

William Bruce McKinley, Esq.          Frank Spencer, Esq.
Mississippi Public Service Commission Assistant Attorney General
Walter Sillers State Office Building  Mississippi Attorney General's
550 High Street/19th Floor            Office
Jackson, MS  39215                    Post Office Box 22947
				      Jackson, MS  39225

George W. Fleming, Esq.               Mr. James Galloway, Filing Clerk
Mississippi Public Utilities Staff       Central Records - PUCT
Post Office Box 1174                  1701 N. Congress
Jackson, MS  39215                    Austin, TX  78711

Ms. Jacquelyn M. Frick, Director      Hon. Emma J. Williams,
City Council Utilities                  Clerk of Council
  Regulatory Office                   City of New Orleans
Room 6E07, City Hall                  Room 1E04, City Hall
1300 Perdido Street                   1300 Perdido Street
New Orleans, LA  70112                New Orleans, LA  70112


			     Entergy Corporation



			     By: /s/ Nathan E. Langston
				     Nathan E. Langston
				     Vice President and
				Chief Accounting Officer


Dated: November 28, 2000